Exhibit 1.2

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

WITH ASHFORD SECURITIES LLC

To:

RE:	ASHFORD HOSPITALITY TRUST, INC.

Ladies and Gentlemen:

Ashford Securities LLC (the “Dealer Manager”) entered into a dealer manager agreement, dated as of ___________ __, 20__ (the “Dealer Manager Agreement”), with Ashford Hospitality Trust, Inc, a Maryland corporation (the “Company”), under which the Dealer Manager agreed to use its best efforts to solicit subscriptions in connection with the public offering for up to 12,000,000 shares consisting of 8,400,000 shares of the Company’s Series L Redeemable Preferred Stock, par value $0.01 per share (“Series L Preferred Stock”) and 3,600,000 shares of Series M Redeemable Preferred Stock, par value $0.01 per share (“Series M Preferred Stock” and together with the Series L Preferred Stock, the “Shares”) in the primary offering (the “Primary Offering”) and up to 2,800,000 shares of Series L Preferred Stock and 1,200,000 shares of Series M Preferred Stock pursuant to a dividend reinvestment plan (the “DRP” and together with the Primary Offering, the “Offering”). Each Share will be sold at a public offering price of $25.00 per Share. The Company has reserved the right to reallocate the shares of Series L Preferred Stock or Series M Preferred Stock between the Primary Offering and the DRP. The Offering will commence on the initial Effective Date (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.

In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities broker-dealers (the “Participating Broker-Dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions for Shares in connection with the Offering. You are hereby invited to become a Participating Broker-Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions of this Participating Broker-Dealer Agreement (this “Agreement”). The Company will sell Shares using two closing services provided by the Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”), and the second service is Direct Registration Service (“DRS Settlement”).

1.	Registration Statement.

(a)	Registration Statement and Prospectus. A registration statement on Form S-11 (File No. 333-283802), including a preliminary prospectus, has been prepared by the Company and was initially filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2024, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the Shares. The Company has prepared and filed such amendments thereto and such amended prospectus as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that:

(i)	if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission; and

(ii)	if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.

As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

2.	Compliance with Applicable Rules and Regulations; License and Association Membership.

Upon the date of this Agreement, the undersigned securities dealer will become one of the “Participating Broker-Dealers” referred to in the Dealer Manager Agreement and is referred to herein as “Participating Broker-Dealer.” Participating Broker-Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), all applicable state and blue sky laws, Regulation Best Interest, the FINRA Rules applicable to the Offering from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), and all other applicable federal and state laws and regulations promulgated thereunder.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified by it in this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in such jurisdictions.

This Agreement shall automatically terminate with no further action by either party if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed.

3.	Limitation of Offer; Investor Suitability; Benefit Plan Investors.

(a)	Participating Broker-Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Participating Broker-Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Participating Broker-Dealer shall comply with the provisions of the FINRA Rules. Participating Broker-Dealer will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto. In addition, Participating Broker-Dealer will not and will not permit any of its registered representatives to offer or sell Shares outside of the United States.

Ashford Hospitality Trust, Inc.
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(b)	In offering the sale of Shares to any person, Participating Broker-Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by Participating Broker-Dealer after due inquiry) that:

(i)	such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company;

(ii)	the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity;

(iii)	an investment in the Shares is otherwise suitable for such person.

Participating Broker-Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. Participating Broker-Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records used to determine that the investor meets the suitability standards imposed on the offer and sale of Shares with respect to each investor who purchases Shares. In making this determination, the Participating Broker-Dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. Further, the Participating Broker-Dealer will obtain a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

The Participating Dealer agrees as to retail customers (as defined in Regulation Best Interest) to whom it makes a recommendation with respect to the purchase of the Shares in the Primary Offering it will abide by and comply with the applicable requirements of Regulation Best Interest, as adopted by the Commission on June 5, 2019, and the accompanying rules and forms, including but not limited to, the requirement that broker-dealers provide a Form CRS to its retail customers and the new record-making and recordkeeping requirements.

For Shares a Participating Broker-Dealer has sold using DRS Settlement, Participating Broker-Dealer shall maintain all Subscription Agreements (as defined below) for at least six years or for a period of time not less than that required in order to comply with all applicable federal and other regulatory requirements. Participating Broker-Dealer may satisfy its obligation by contractually requiring Subscription Agreements to be maintained by the investment advisers or banks it engages. Participating Broker-Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.

Participating Broker-Dealer agrees to make Subscription Agreements and other documents and records, including, but not limited to, those documents and records evidencing its suitability determination, available to the Dealer Manager and the Company upon request, and representatives of the Commission and FINRA upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

Ashford Hospitality Trust, Inc.
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(c)	Series M Preferred Stock may be purchased by Participating Broker-Dealers for their own account, their retirement plans, their registered representatives and their family members, individual retirement accounts (“IRAs”) and the qualified plans of their registered representatives. Such persons will be expected to hold their Series M Preferred Stock purchased as stockholders for investment and not with a view towards distribution.

(d)	Without the prior written approval from the Company or the Dealer Manager, Participating Broker-Dealer will not tender any Subscription Agreement or submit any order for any class of Shares on behalf of any Benefit Plan Investor (as defined in 29 C.F.R. § 2510.3-101(f)(2), or any successor regulation thereto) until such date that the Company or the Dealer Manager make a public announcement or provide notice hereunder that such class of Shares is owned by 100 or more persons independent of the Company.

4.	Delivery of Prospectus and Approved Sales Literature.

(a)	Delivery of Prospectus and Approved Sales Literature. Participating Broker-Dealer will:

(i)	deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Shares prior to the tender of such person’s subscription agreement (the “Subscription Agreement”), if using DRS Settlement, or prior to submitting orders, if using DTC Settlement;

(ii)	promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering;

(iii)	deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering;

(iv)	not use any sales materials in connection with the solicitation of purchasers of the Shares except Approved Sales Literature;

(v)	to the extent the Company provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be amended or supplemented in the future; and

(vi)	not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Participating Broker-Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval. As used in this Agreement, “Approved Sales Literature” has the meaning set forth in the Dealer Manager Agreement, but excludes material or writing marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares.

(b)	Agency is Not Created. Nothing contained in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Participating Broker-Dealer is not authorized to act for the Dealer Manager or the Company.

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(c)	Documents Must Be Accompanied or Preceded by a Prospectus. Participating Broker-Dealer will not send or provide amendments or supplements to the Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus amendment or supplement or Approved Sales Literature.

(d)	Broker-Dealer Use Only Material. Participating Broker-Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only,” institutional communication, or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e)	Copies of Prospectuses and Approved Sales Literature. The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f)	Prospectus Delivery Requirement. Participating Broker-Dealer shall furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

(g)	Electronic Delivery and Electronic Signatures.

(i)	If Participating Broker-Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Participating Broker-Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC and FINRA (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Participating Broker-Dealer represents that:

(A)	each Electronic Signature will be genuine;

(B)	each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed;

(C)	Participating Broker-Dealer will comply with all applicable the terms of the Electronic Signature Law; and

(D)	Participating Broker-Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit A hereto.

(ii)	If Participating Broker-Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any Person, Participating Broker-Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC and FINRA, and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. Participating Broker-Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Participating Broker-Dealer and made available to the Company and/or the Dealer Manager upon request.

Ashford Hospitality Trust, Inc.
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(h)	Reliance by Participating Broker-Dealer. Participating Broker-Dealer agrees that it will rely upon no statement whatsoever, written or oral, other than the statements in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature. Participating Broker-Dealer is not authorized by the Dealer Manager nor the Company to give any information or to make any representation not contained in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature in connection with the sale of the Shares.

5.	Submission of Orders; Right to Reject Orders.

(a)	With respect to Participating Broker-Dealer’s participation in any resales or transfers of the Shares, Participating Broker-Dealer agrees to comply with any applicable requirements set forth in Section 2.

(b)	If using DRS Settlement:

(i)	payments for Shares shall be made by wire transfer to the Escrow Agent (as defined below) or checks payable to “UMB Bank, N.A., Escrow Agent for Ashford Hospitality Trust, Inc.” Participating Broker-Dealer shall forward original checks for the purchase of Shares together with an original Subscription Agreement, completed, executed and initialed where indicated by the subscriber as provided for in the Subscription Agreement, to UMB Bank, N.A. (the “Escrow Agent”) at the address provided in the Subscription Agreement; and

(ii)	when Participating Broker-Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check for the purchase of Shares were initially received by Participating Broker-Dealer from the subscriber, Participating Broker-Dealer shall transmit the Subscription Agreement and check for the purchase of Shares to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Participating Broker-Dealer’s internal supervisory procedures, Participating Broker-Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Participating Broker-Dealer shall transmit the check for the purchase of Shares and Subscription Agreement to the Final Review Office by the end of the next business day following Participating Broker-Dealer’s receipt of the Subscription Agreement and check for the purchase of Shares. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check for the purchase of Shares, forward both the Subscription Agreement and check for the purchase of Shares to the Escrow Agent. If any Subscription Agreement solicited by Participating Broker-Dealer is rejected by the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within ten business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c)	If using DTC Settlement, the Participating Broker-Dealer will coordinate for payment in connection with their electronically placed orders.

(d)	All subscriptions and orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company, which reserves the right to reject any subscription or order in its sole discretion for any or no reason. Thus, for orders settled using DTC Settlement, Participating Broker-Dealer acknowledges that once an order has become effective upon confirmation by the Company, Participating Broker-Dealer may not modify the order after 5:00 PM EST on the date the order is confirmed by the Company, the order will be considered a firm order and Participating Broker-Dealer is expected to settle the trade as follows: (i) if Participating Broker-Dealer has received payment in full from an investor for the investor’s purchase of Shares on or before 5:00 PM EST on the settlement date, such sale of Shares for which the Company has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement, and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal; (ii) if Participating Broker-Dealer has not received payment in full from the applicable investor on or before the second business day after the settlement date applicable to purchased Shares, such investor’s order, upon written notice to the Dealer Manager, shall be cancelled, treated as failed trade and any exchange of funds and securities as between the Company and Participating Broker-Dealer in anticipation of settling the purchase in the ordinary course shall be reversed and rescinded; and (iii) after 5:00 PM EST on the second business date after the settlement date, a sale of Shares for which the Company has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal, and Participating Broker-Dealer’s receipt of payment from applicable investors shall be at the sole risk of the Participating Broker-Dealer. Subscriptions and orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a share of Shares will be made only after a sale of a Share is deemed by the Company to be completed in accordance with Section 3 of the Dealer Manager Agreement. Further, the Company has the sole right to:

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(i)	determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to the Participating Broker-Dealer;

(ii)	to limit the total amount of Series L Preferred Stock and/or Series M Preferred Stock sold by all Participating Broker-Dealers per closing;

(iii)	to limit the total amount of Series L Preferred Stock and/or Series M Preferred Stock sold by any one Participating Broker-Dealer per closing; and

(iv)	to limit the total number of shares of Series L Preferred Stock and/or Series M Preferred Stock sold by the Participating Broker-Dealer.

Subscriptions and orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Company to be completed in accordance with Section 3(c) of the Dealer Manager Agreement. If a subscription or order is rejected, cancelled or rescinded for any reason, then Participating Broker-Dealer will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Participating Broker-Dealer fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owned against future commissions or Dealer Manager Fees due and otherwise payable to Participating Broker-Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6.	Participating Broker-Dealer Compensation.

(a)	Selling Commissions. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, subject to the special circumstances and discounts described in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to Participating Broker-Dealer a selling commission as set forth in Schedule I to this Agreement. No selling commissions will be paid for sales of Series M Preferred Stock or DRP Shares.

For purposes of this Section 6(a), Shares are “sold” for DRS Settlement only if an executed Subscription Agreement is accepted by the Company and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction pursuant to the Dealer Manager Agreement. For purposes of this Section 6(a), Shares are “sold” for DTC Settlement only when electronically submitted orders are confirmed by the Dealer Manager.

The Participating Broker-Dealer may choose to offer and sell Series L Preferred Stock, Series M Preferred Stock, or both and will indicate their selections by completing Schedule I to this Agreement.

(b)	Dealer Manager’s Authority to Issue Confirmation. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Dealer Manager or the Company rejects a proposed subscriber’s Subscription Agreement. Accordingly, Participating Broker-Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority residing solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(c)	Reallowance of Dealer Manager Fee. The Dealer Manager may, in its sole discretion, re-allow all or a portion of the Dealer Manager Fee received by it to Participating Broker-Dealer as a marketing fee as set forth in Schedule I to this Agreement, in exchange for marketing support services:

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(i)	the volume of sales estimated to be made by the Participating Broker-Dealer;

(ii)	the Participating Broker-Dealer’s agreement to provide one or more of the following services:

(A)	providing internal marketing support personnel and marketing communications vehicles to assist the Dealer Manager in the promotion of the Company;

(B)	responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, the Company’s financial status, and the markets in which the Company has invested;

(C)	assisting investors with redemptions; or

(D)	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

Subject to the immediately succeeding paragraph, the Dealer Manager may, in its sole discretion, request the Company to reimburse, to Participating Broker-Dealer for reasonable accountable bona fide due diligence expenses, provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Company and the Dealer Manager, and the Company or the Dealer Manager had theretofore given its prior written approval of incurrence of such expenses.

(d)	Marketing Expenses. Certain marketing expenses such as Participating Broker-Dealer conferences may be advanced to Participating Broker-Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Participating Broker-Dealer. Participating Broker-Dealer will repay any such advance to the extent not expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Participating Broker-Dealer.

Notwithstanding anything herein to the contrary, Participating Broker-Dealer will not be entitled to receive any Dealer Manager Fee which would cause the aggregate amount of selling commissions, dealer manager fees and other forms of underwriting compensation (as defined in accordance with FINRA Rule 2310(b)(4)(B)(ii)) received by the Dealer Manager, all Participating Broker-Dealers and others to exceed 10.0% of the gross offering proceeds raised from the sale of Shares in the Primary Offering (“FINRA’s 10% Cap”).

(e)	Limitations on Dealer Manager’s Liability for Commissions. The Company will not be liable or responsible to any Participating Broker-Dealer for the payment of any selling commissions or any reallowance of fees to Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions or any reallowance to Participating Broker-Dealer.

Participating Broker-Dealer hereby waives any and all rights to receive payments of commissions, or any other fees or reallowance payable to the Participating Broker-Dealer, if any, until the Dealer Manager is in receipt of the selling commissions or other fees or reallowance. Participating Broker-Dealer acknowledges and agrees that the Dealer Manager’s liability for commissions or other fees or reallowances payable to Participating Broker-Dealer is limited solely to commissions received and the portion of the Dealer Manager fee which represents the Marketing Fee received by the Dealer Manager from the Company in connection with Participating Broker-Dealer’s sale of Shares.

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7.	Reserved Shares. The number of Shares, if any, to be reserved for sale by each Participating Broker-Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. The Dealer Manager reserves the right to notify the Participating Broker-Dealer by United States mail or by other means of the number of Shares reserved for sale by the Participating Broker-Dealer, if any. Such Shares will be reserved for sale by the Participating Broker-Dealer until the time specified in the Dealer Manager’s notification to the Participating Broker-Dealer. Sales of any reserved Shares after the time specified in the notification to Participating Broker-Dealer or any requests for additional Shares will be subject to rejection in whole or in part.

8.	Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. The Dealer Manager shall not be under any liability to Participating Broker-Dealer, except:

(a)	for its own lack of good faith; and

(b)	for obligations expressly assumed by the Dealer Manager hereunder.

9.	Indemnification.

(a)	Incorporation of Indemnification Obligations Under the Dealer Manager Agreement. Under the Dealer Manager Agreement, the Company has agreed to indemnify Participating Broker-Dealer and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Under the Dealer Manager Agreement, Ashford Hospitality Advisors LLC (the “Advisor”) has agreed to indemnify Participating Broker-Dealer and the Dealer Manager and each of their respective Indemnified Parties solely with respect to any material inaccuracy in a representation or warranty contained in Section 1(s) of the Dealer Manager Agreement by the Advisor.

Additionally, Participating Broker-Dealer hereby agrees to indemnify the Company and each of its Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Participating Broker-Dealer agrees to indemnify the Company in the Dealer Manager Agreement.

(b)	Participating Broker-Dealer’s Hold Harmless Obligation. In furtherance of, and not in limitation of the foregoing, Participating Broker-Dealer will indemnify, defend and hold harmless the Dealer Manager, the Advisor and the Company, and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	in whole or in part, any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Participating Broker-Dealer;

(ii)	any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus; or in any Approved Sales Literature;

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(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Participating Broker-Dealer specifically for use with reference to Participating Broker-Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;

(iv)	any use of sales literature, including “broker dealer use only” or institutional materials, by Participating Broker-Dealer that is not Approved Sales Literature;

(v)	any untrue statement made by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents or omission by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company; or

(vi)	any failure by Participating Broker-Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”).

Participating Broker-Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.

(c)	Notice of Claim. Promptly after receipt by any indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)	Reimbursement. An indemnifying party under Section 9 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	10

If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.	Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.

11.	Company as Party to Agreement. Each of the Company and the Advisor shall be a third party beneficiary of Participating Broker-Dealer’s representations, warranties, covenants and agreements contained in Sections 9 and 10. No provision of Section 9 or Section 10 may be amended or waived without the prior written consent of the Company and the Advisor. The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.

12.	Privacy Laws; Compliance.

(a)	Participating Broker-Dealer agrees to:

(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (B) the privacy standards and requirements of any other applicable federal or state law; and (C) Participating Broker-Dealer’s own internal privacy policies and procedures, each as may be amended from time to time;

(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	11

13.	Anti-Money Laundering Compliance Programs.

Participating Broker-Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of the Shares. In addition, Participating Broker-Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Participating Broker-Dealer are “customers” of Participating Broker-Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Participating Broker-Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Company’s stockholders introduced to, and serviced by, Participating Broker-Dealer (the “Customers”). Notwithstanding the foregoing, Participating Broker-Dealer shall not be required to provide to the Dealer Manager any documentation that, in Participating Broker-Dealer’s reasonable judgment, would cause Participating Broker-Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Participating Broker-Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selected Dealer hereby agrees, upon request by the Participating Broker-Dealer to:

(a)	provide an annual certification to Dealer Manager that, as of the date of such certification:

(i)	its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements;

(ii)	it has continued to implement its AML Program and its OFAC Program, and

(iii)	it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and

(b)	perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

14.	Confidentiality. Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party to this Agreement agrees not to use any such information for any purpose, or disclose any such information to any person or entity, except as permitted by this Agreement or applicable laws, rules and regulations. This Section 14 shall survive the termination or expiration of this Agreement.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	12

15.	Non-Solicitation. Subject to this Section 15, the Dealer Manager agrees that it will not (and the Dealer Manager will use reasonable good faith efforts to ensure that its employees and representatives do not) solicit business from any of Participating Broker-Dealer’s contacts or customers or knowingly recruit any of Participating Broker-Dealer’s independent registered representatives. Notwithstanding the foregoing, the Dealer Manager may solicit Participating Broker-Dealer’s contacts, customers or independent registered representatives but only to the extent that the Dealer Manager can demonstrate a relationship with such contacts, customers or independent registered representatives that was not derived through the efforts of Participating Broker-Dealer’s representatives who are engaged in selling efforts directly in connection with the Offering. This Section 15 shall survive the termination or expiration of this Agreement.

16.	Miscellaneous.

(a)	Ratification of Dealer Manager Agreement. Participating Broker-Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Participating Broker-Dealers (including Participating Broker-Dealer party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Participating Broker-Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Participating Broker-Dealers. Participating Broker-Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)	Termination. This Agreement, except for the provisions of Sections 8 (Dealer Manager’s Authority), 9 (Indemnification), 10 (Contribution), 11 (Company as Party to Agreement), 12 (Privacy Laws; Compliance), 14 (Confidentiality), 15 (Non-Solicitation) and this Section 16 (Miscellaneous), may be terminated at any time by either party hereto by five days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 8, 9, 10, 11, 12, 14, 15 and this Section 16.

(c)	Communications. Any communications from Participating Broker-Dealer should be in writing addressed to the Dealer Manager at:

Ashford Securities LLC

14185 Dallas Parkway. Suite 780

Dallas, Texas 75254

with a copy to:

Kunzman & Bollinger, Inc.

5100 N. Brookline Avenue, Suite 600

Oklahoma City, Oklahoma 73112

Attention: James J. Linhardt

Any notice from the Dealer Manager to Participating Broker-Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Participating Broker-Dealer at Participating Broker-Dealer’s address shown below.

(d)	No Partnership. Nothing herein contained shall constitute the Dealer Manager, Participating Broker-Dealer, the other Participating Broker-Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	13

(e)	Notice of Registration Statement Effectiveness. If this Agreement is executed before the initial Effective Date, then the Dealer Manager will notify Participating Broker-Dealer in writing when the initial Effective Date has occurred. Participating Broker-Dealer agrees that Participating Broker-Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Participating Broker-Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Participating Broker-Dealer on and after the initial Effective Date.

(f)	Transfer Agent. The Company may authorize its transfer agent to provide information to the Dealer Manager and Participating Broker-Dealer regarding record holder information about the clients of Participating Broker-Dealer who have invested with the Company on an on-going basis for so long as Participating Broker-Dealer has a relationship with such client. Participating Broker-Dealer shall not disclose any password for a restricted website or portion of a website provided to Participating Broker-Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Participating Broker-Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g)	Assignment. Participating Broker-Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Participating Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer.

(h)	Amendment. This Agreement may be amended from time to time by consent of the parties hereto. Participating Broker-Dealer’s consent will be deemed to have been given to an amendment to this Agreement, and such amendment will be effective, five business days following written notice to Participating Broker-Dealer of such amendment if it does not notify the Dealer Manager in writing prior to the close of business on such fifth business day that Participating Broker-Dealer does not consent to such amendment. Notwithstanding the foregoing, Participating Broker-Dealer agrees that (i) it shall consent to any amendment, supplement or modification of the terms of this Agreement requested by FINRA, and (ii) any amendment, supplement or modification of the terms of this Agreement will be effective immediately and Participating Broker-Dealer’s consent will be deemed to have been given to any such amendment, supplement or modification by its sale of Shares or otherwise receiving and retaining an economic benefit for participating in the Offering as a Participating Broker-Dealer.

(i)	Counterparts. This Agreement may be executed (including by email transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(j)	Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(k)	Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l)	Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Texas.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	14

(m)	Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in Dallas, Texas, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court.

(n)	Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

[Signatures on following page]

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	15

If the foregoing is in accordance with Participating Broker-Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Participating Broker-Dealer’s indicated acceptance thereof shall constitute a binding agreement between Participating Broker-Dealer and the Dealer Manager.

DEALER MANAGER:

ASHFORD SECURITIES LLC

By:
Name:
Title:

The undersigned dealer confirms its agreement to act as a Participating Broker-Dealer pursuant to all the terms and conditions of the above Participating Broker-Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

(to be completed by Participating Broker-Dealer)

Type of Entity:

(to be completed by Participating Broker-Dealer)

Organized in the State of:

(to be completed by Participating Broker-Dealer)

Tax Identification Number:

(to be completed by Participating Broker-Dealer)

FINRA/CRD Number:

(to be completed by Participating Broker-Dealer)

Registered or Licensed to Sell in:

☐ All U.S. States and Territories

☐ The following U.S. States and Territories:

(to be completed by Participating Broker-Dealer)

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	16

2.            Any notice under this Agreement will be deemed given pursuant to Section 16 hereof when delivered to the Participating Broker-Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

E-mail Address:

ACCEPTED AND AGREED AS OF THE DATE BELOW

Participating Broker-Dealer

(Print Name of Participating Broker-Dealer)

By:
Name:
Title:
Date:

Kindly have funds representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:
Street

City

State and Zip Code

(Area Code) Telephone No.

Attention:

☐ ACH             ☐ Wire           ☐ Check

If Participating Broker-Dealer requests payment by ACH or Wire, Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit commissions, marketing fees, and other payments due to it pursuant to this Participating Broker-Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	17

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	18

SCHEDULE I

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

ASHFORD SECURITIES LLC

The following reflects the Preferred Stock the Participating Broker-Dealer agrees to sell as set forth herein and in the Participating Broker-Dealer Agreement. The terms of the Series L Preferred Stock and Series M Preferred Stock as set forth below are subject to and in no way modify the terms discussed in the Participating Broker-Dealer Agreement and the Prospectus. This Schedule I is effective as of the date of the Participating Broker-Dealer Agreement and may be modified at any time by written agreement of the Parties. Terms not defined herein shall have the meaning set forth in the Participating Broker-Dealer Agreement.

Check each applicable box below:

☐	Check this box if electing to sell Series L Preferred Stock.

Subject to any terms set forth in the Participating Broker-Dealer Agreement and the Prospectus, if the Participating Broker-Dealer elects to sell Series L Preferred Stock, it will qualify to receive a selling commission of __% of the gross proceeds from the Shares of Series L Preferred Stock sold by it and accepted and confirmed by the Company.

Additionally, the Dealer Manager agrees to re-allow __% of the gross proceeds from the Shares of Series L Preferred Stock out of Dealer Manager Fee received by it to Participating Broker-Dealer as a marketing fee.

☐	Check this box if electing to sell Series M Preferred Stock.

Subject to any terms set forth in the Participating Broker-Dealer Agreement and the Prospectus, if the Participating Broker-Dealer elects to sell Series M Preferred Stock, it will receive no selling commissions for the sale of Series M Preferred Stock. Additionally, the Dealer Manager agrees to re-allow __% of the gross proceeds from the Shares of Series M Preferred Stock out of Dealer Manager Fee received by it to Participating Broker-Dealer as a marketing fee.

To be Completed by Ashford Securities: In connection with the purchase of Shares by clients of the Participating Broker-Dealer and subject to the terms of this Agreement and the Prospectus, by the below signature, the Dealer Manager represents, warrants, and agrees that it will receive a Dealer Manager Fee equal to __% of the gross proceeds from the sale of the Shares to the Participating Broker-Dealer’s clients. To the extent this Dealer Manager Fee is less than the 3% Dealer Manager Fee described in the Prospectus, the purchase price per Share for the clients of the Participating Broker-Dealer will be correspondingly reduced.

IN WITNESS WHEREOF, the parties have executed this Schedule I on the date and year shown above.

PARTICIPATING BROKER-DEALER:	DEALER MANAGER:

ASHFORD SECURITIES LLC
(Name of Participating Broker-Dealer)

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	19

EXHIBIT A

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

Participating Broker-Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 4(g) hereof). In consideration of the Company allowing Participating Broker-Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participating Broker-Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Advisor, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with Participating Broker-Dealer’s representations or covenants set forth in Section 4(g) hereof or the representations described below.

Participating Broker-Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 4(g) of the Participating Broker-Dealer Agreement. Participating Broker-Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Participating Broker-Dealer’s client given with such client’s prior authorization and consent. Participating Broker-Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Participating Broker-Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Participating Broker-Dealer’s client received all disclosures required by applicable Electronic Signature Law. Participating Broker-Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

Ashford Hospitality Trust, Inc.
Participating Broker-Dealer Agreement	20